SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 21, 2006

HARKEN ENERGY CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200
Southlake, Texas		76092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 424-2424

Former Name or Former Address, if Changed Since Last Report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.            OTHER EVENTS

Harken Energy Corporation’s (“Harken”) direct ownership interest in Global Energy Development PLC (“Global”) decreased from approximately 85% of Global’s common shares at December 31, 2004 to approximately 34% at March 31, 2006.   At such date, Lyford Investments Enterprises Ltd. (“Lyford”), owned approximately 17% of the common shares of Global and also beneficially owned approximately 30% of the combined voting power of Harken’s common stock. Lyford’s representative, Alan Quasha, is the Chairman of Harken’s Board of Directors.  Harken’s direct equity interest of approximately 34%, combined with Lyford’s 17% equity interest in Global and the previous sharing of certain management and administrative functions between Global and Harken, were deemed to provide Harken with the legal power to control the operating policies and procedures of Global as of March 31, 2006, which required Harken to consolidate the operations of Global as of such date.

On April 20, 2006, Global advised Harken that Lyford had sold a portion of its equity ownership in Global such that Harken’s direct equity interest in Global, combined with Lyford’s direct equity interest in Global, has been reduced to less than 50% of Global’s outstanding voting securities.  Based upon this reduction in ownership and the elimination of shared management and administrative functions between Harken and Global, Harken has determined that it no longer has the legal power to control the operating policies and procedures of Global and that Harken will be required to deconsolidate Global from its consolidated financial statements and begin reporting its investment in Global on the equity method of accounting effective with its current fiscal quarter ending June 30, 2006.  Under the equity method of accounting, Harken’s investment in Global will be presented on a single line in the consolidated balance sheet.  Likewise, Harken’s share of Global’s earnings will be reflected on a single line in the consolidated statement of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harken Energy Corporation
(Registrant)

Date: April 21, 2006	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston
Vice President, Secretary and General Counsel